UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-13149	38-1239739
(State of incorporation)	(Commission File Number)	(I.R.S. Employee Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

(269) 385-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 Par Value	SYK	New York Stock Exchange
1.125% Notes due 2023	SYK23	New York Stock Exchange
0.250% Notes due 2024	SYK24A	New York Stock Exchange
2.125% Notes due 2027	SYK27	New York Stock Exchange
0.750% Notes due 2029	SYK29	New York Stock Exchange
2.625% Notes due 2030	SYK30	New York Stock Exchange
1.000% Notes due 2031	SYK31	New York Stock Exchange
Floating Rate Notes due 2020	SYK20A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 10, 2020 (the “Closing Date”), Stryker Corporation (the “Company”) entered into a Term Loan Agreement with Bank of America, N.A. and Wells Fargo Bank, National Association, as lenders, and Bank of America, N.A., as administrative agent (the “Term Loan Agreement”). The Term Loan Agreement provides for the following terms: (1) an aggregate principal amount of commitments of $400 million, (2) a maturity date of November 10, 2023, and (3) a leverage ratio financial covenant that (x) provides for (i) a maximum permitted leverage ratio of 4.5:1 at the end of any fiscal quarter of the Company ending on or after December 31, 2020 but on or prior to June 30, 2021 and (ii) a maximum permitted leverage ratio of 3.5:1 at the end of any fiscal quarter of the Company ending after June 30, 2021 and (y) permits the Company to elect to increase the maximum permitted leverage ratio by 0.5 to 1.0 during an acquisition holiday, which the Company is permitted to elect no more than twice during the term of the Term Loan Agreement for a period of four consecutive fiscal quarters in connection with the consummation of certain material acquisitions. The representations and warranties, covenants and events of default contained in the Term Loan Agreement are substantially similar to those contained in the Company’s existing credit facilities. Loans under the Term Loan Agreement bear interest, at the Company’s option, at the LIBOR Rate or the Base Rate, each as defined in the Term Loan Agreement, in each case plus an applicable margin ranging from 97.5 to 127.5 basis points for LIBOR Rate loans and 0 to 27.5 basis points for Base Rate loans. The applicable margin is dependent on the Company’s credit ratings. On the Closing Date, the Company borrowed the full $400 million available under the Term Loan Agreement.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Term Loan Agreement, dated as of November 10, 2020, among Stryker Corporation, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stryker Corporation
(Registrant)

Dated: November 13, 2020	By:	/s/ Glenn S. Boehnlein
	Name:	Glenn S. Boehnlein
	Title:	Vice President, Chief Financial Officer